UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	September 6, 2016

Hudson Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 12th Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 351-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 6, 2016, Hudson Global, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Sagard Capital Partners, L.P. (“Sagard”) pursuant to which the Company agreed to purchase, in a single transaction, from Sagard for cash 1,100,000 shares of the Company’s common stock at $1.80 per share for an aggregate purchase price of $1,980,000. The transaction will settle on September 9, 2016. Also pursuant to the Purchase Agreement, Sagard agreed not to sell any of the Company’s common stock from September 6, 2016, the trade date under the Purchase Agreement, through November 6, 2016, except with the Company’s prior written consent.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On September 6, 2016, the Company announced that its board of directors had determined that the Company would stop paying a quarterly cash dividend.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

(10.1)	Securities Purchase Agreement, dated as of September 6, 2016, between Hudson Global, Inc. and Sagard Capital Partners, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: September 6, 2016	By:	/s/ Stephen A. Nolan
Stephen A. Nolan
Chief Executive Officer

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HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Securities Purchase Agreement, dated as of September 6, 2016, between Hudson Global, Inc. and Sagard Capital Partners, L.P.

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